Exhibit 10.2

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is entered into as of August 1, 2006, by and between Waste Connections, Inc., a Delaware corporation (the “Company”), and ______________________________ (“Indemnitee”).

RECITALS

A.    The Company is aware that because of the increased exposure to litigation costs, talented and experienced persons are increasingly reluctant to serve or continue serving as directors and officers of corporations unless they are protected by comprehensive liability insurance and indemnification.

B.    The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore often fail to provide such directors and officers with adequate guidance regarding the proper course of action.

C.    The Board of Directors of the Company (the “Board”), has concluded that, in order to retain and attract talented and experienced individuals to serve as officers and directors of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, the Company should contractually indemnify its officers and directors, and the officers and directors of its subsidiaries, in connection with claims against such officers and directors relating to their services to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could be detrimental to the Company, its subsidiaries and stockholders.

D.    Indemnitee’s willingness to serve as a director or officer of the Company is predicated, in substantial part, upon the Company’s willingness to indemnify Indemnitee in accordance with the principles reflected above, to the fullest extent permitted by the laws of the state of Delaware, and upon the other undertakings set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and as an inducement to Indemnitee to serve as a director or officer of the Company, the parties, intending to be legally bound, hereby agree as follows:

1.    Definitions.

(a)    Agent. “Agent” with respect to the Company means any person who is or was a director, officer, employee or other agent of the Company or a Subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of, the Company or a Subsidiary of the Company as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise (including without limitation any employee benefit plan whether or not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)); or was a director, officer, employee or agent of a predecessor corporation (or other predecessor entity or enterprise) of the Company or a Subsidiary of the Company, or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including without limitation any employee benefit plan whether or not subject to the ERISA) at the request of, for the convenience of, or to represent the interests of such predecessor.

(b)    Change in Control. “Change in Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or group acting in concert, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding Voting Securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets.

(c)    Company. References to the “Company” shall include, in addition to Waste Connections, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Waste Connections, Inc. (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(d)    Expenses. “Expenses” means all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ and experts’ fees, costs of investigation and related disbursements) incurred by the Indemnitee in connection with the investigation (whether formal or informal), settlement, defense or appeal of a Proceeding covered hereby or the establishment or enforcement of a right to indemnification under this

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Agreement, including without limitation in the case of an appeal the premium for, and other costs relating to, any costs bond or supercedes bond or other appeal bond or its equivalent.

(e)    Independent Legal Counsel. “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 3(h) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other Indemnitees under similar indemnity agreements).

(f)    Other References. References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(g)    Proceeding. “Proceeding” means any threatened, pending, or completed claim, suit, action, proceeding or alternative dispute resolution mechanism, or any hearing or investigation, whether civil, criminal, administrative, investigative or otherwise, including without limitation any situation which the Indemnitee believes in good faith might lead to the institution of any such proceeding.

(h)    Reviewing Party. “Reviewing Party” shall mean, subject to the provisions of Section 3(f), any person or body appointed by the Board of Directors in accordance with applicable law to review the Company's obligations hereunder and under applicable law, which may include a member or members of the Company's Board of Directors, Independent Legal Counsel or any other person or body not a party to the particular Proceeding for which Indemnitee is seeking indemnification.

(i)    Subsidiary. “Subsidiary” means any corporation or other entity of which more than ten percent (10%) of the outstanding voting securities or other voting interests is owned directly or indirectly by the Company, and one or more other Subsidiaries, taken as a whole.

2.    Maintenance of Liability Insurance.

(a)    The Company hereby covenants and agrees with Indemnitee that, subject to Section 2(b), the Company shall obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”), in reasonable amounts as the Board of Directors shall determine from established and reputable insurers with an AM Best rating of A.VI or better, but no less than the amounts in effect upon initial procurement of the D&O Insurance. In all policies of D&O Insurance, Indemnitee shall be named as an insured.

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(b)    Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that the premium costs for such insurance are (i) disproportionate to the amount of coverage provided after giving effect to exclusions, and (ii) substantially more burdensome to the Company than the premiums charged to the Company for its initial D&O Insurance.

(c)    To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

3.    Mandatory Indemnification. The Company shall defend, indemnify and hold harmless Indemnitee to the fullest extent permitted by law:

(a)    Third Party Actions. If Indemnitee was or is a party, or is threatened to be made a party, to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was or is claimed to be an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, or by reason of the fact that Indemnitee personally guaranteed any obligation of the Company at any time, against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, legal fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or Proceeding, had no reasonable cause to believe such persons conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(b)    Derivative Actions. If Indemnitee was or is a party, or is threatened to be made a party, to any Proceeding by or in the right of the Company by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, legal fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, if the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this subsection shall be made, and Indemnitee shall repay all amounts previously advanced by the Company, in respect of any claim, issue or matter for which the Indemnitee is judged in a final, non-appealable decision to be liable to the Company by a court of competent jurisdiction due to willful misconduct in the

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performance of Indemnitee’s duties to the Company, unless and only to the extent that the court in which such Proceeding was brought or the Court of Chancery of Delaware shall determine that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(c)    Presumptions; Burden of Proof. In making any determination concerning Indemnitee’s right to indemnification, there shall be a presumption that Indemnitee has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement under applicable law, shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. Any determination concerning Indemnitee’s right to indemnification that is adverse to Indemnitee may be challenged by the Indemnitee in the Court of Chancery of the State of Delaware. No determination by the Company (including without limitation by its directors or any Independent Legal Counsel) that Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any claim by Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(d)    Actions Where Indemnitee Is Deceased. If Indemnitee was or is a party, or is threatened to be made a party, to any Proceeding by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, and prior to, during the pendency of, or after completion of, such Proceeding, the Indemnitee shall die, then the Company shall defend, indemnify and hold harmless the estate, heirs and legatees of the Indemnitee against any and all Expenses and liabilities incurred by or for such persons or entities in connection with the investigation, defense, settlement or appeal of such Proceeding on the same basis as provided for the Indemnitee in Sections 3(a) and 3(b) above.

(e)    Extent of Insurance. The Expenses and liabilities covered hereby shall be net of any payments made by D&O Insurance carriers or others.

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(f)    Review of Indemnification Obligations. Notwithstanding the foregoing, in the event any Reviewing Party shall have determined (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that Indemnitee is not entitled to be indemnified hereunder under applicable law: (i) the Company shall have no further obligation under Section 3(a) or 3(b) to make any payments to Indemnitee not made prior to such determination by such Reviewing Party; and (ii) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid to Indemnitee to which Indemnitee is not entitled hereunder under applicable law; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified hereunder under applicable law, any determination made by any Reviewing Party that Indemnitee is not entitled to be indemnified hereunder under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee's obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon.

(g)    Indemnitee Rights on Unfavorable Determination; Binding Effect. If any Reviewing Party determines that Indemnitee substantively is not entitled to be indemnified hereunder in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

(h)    Selection of Reviewing Party; Change in Control. A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in accordance with the provisions of this paragraph (h). If there has not been a Change in Control, a Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification of Expenses under this Agreement or any other agreement or under the Company's Certificate of Incorporation or Bylaws as now or hereafter in effect, or under any other applicable law, if desired by Indemnitee, shall be Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel

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shall be the Independent Legal Counsel for any or all other Indemnitees unless: (i) the employment of separate counsel by one or more Indemnitees has been previously authorized by the Company in writing; or (ii) an Indemnitee shall have provided to the Company a written statement that such Indemnitee has reasonably concluded that there may be a conflict of interest between such Indemnitee and the other Indemnitees with respect to the matters arising under this Agreement.

4.    Partial Indemnification. If Indemnitee is found under Sections 3, 6 or 9 hereof not to be entitled to indemnification for all of the Expenses relating to a Proceeding, the Company shall indemnify the Indemnitee for any portion of such Expenses not specifically precluded by the operation of such Sections 3, 6 or 9.

5.    Indemnification Procedures; Mandatory Advancement of Expenses.

(a)    Promptly after receipt by Indemnitee of notice to him or her of the commencement or threat of any Proceeding covered hereby, Indemnitee shall notify the Company of the commencement or threat thereof, provided that any failure to so notify shall not relieve the Company of any of its obligations hereunder.

(b)    If, at the time of the receipt of a notice pursuant to Section 5(a) above, the Company has D&O Insurance in effect, the Company shall give prompt notice of the Proceeding or claim to its insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c)    Indemnitee shall be entitled to retain one or more counsel from time to time selected by Indemnitee in Indemnitee’s sole discretion to act as its counsel in and for the investigation, defense, settlement or appeal of each Proceeding. The Company shall not waive any privilege or right available to Indemnitee in any such Proceeding.

(d)    The Company shall bear all fees and Expenses (including invoices for advance retainers) of such counsel, and all fees and Expenses invoiced by other persons or entities, in connection with the investigation, defense, settlement or appeal of each such Proceeding. Such fees and Expenses are referred to herein as “Covered Expenses.”

(e)    Until a determination to the contrary under Section 6 hereof is made, the Company shall advance all Covered Expenses in connection with each Proceeding. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent permitted by law to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee's ability to repay the expenses and without regard to Indemnitee's ultimate entitlement to indemnification under the other provisions of this Agreement.

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(f)    Each advance to be made hereunder shall be paid by the Company to Indemnitee within ten (10) days following delivery of a written request therefor by Indemnitee to the Company.

(g)    The Company acknowledges the potentially severe damage to Indemnitee should the Company fail timely to make such advances to Indemnitee.

(h)    The Company shall not settle any proceeding if a result of such settlement, fine or obligation is imposed on Indemnitee without the Indemnitee’s prior written consent.

(i)    If the Indemnitee is the subject of or is implicated in any way during any proceeding, the Company will share with Indemnitee any information it has turned over to any third parties concerning the investigation.

(j)    The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(k)    For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company (other than the Indemnitee) in the course of their duties, or on the advice of legal counsel for the Company or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by the Company or the Board or any committee of the Board. The provisions of this Section 5(k) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct.

(l)    Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Proceeding subject to Section 3(a) or 3(b) hereof, the Company has D&O Insurance or other liability insurance in effect which may cover such Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(m)    Selection of Counsel. In the event the Company shall be obligated hereunder to provide indemnification for or make any advancement of Expenses with respect to the Expenses of any Proceeding, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company's election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently retained by or on behalf of Indemnitee with respect to the same Proceeding; provided that: (i) Indemnitee shall

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have the right to employ Indemnitee's separate counsel in any such Proceeding at Indemnitee's expense; and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Proceeding, then the fees and expenses of Indemnitee's separate counsel shall be Expenses for which Indemnitee may receive indemnification or advancement of Expenses hereunder.

6.    Determination of Right to Indemnification.

(a)    To the extent Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, claim, issue or matter covered hereby, Indemnitee need not repay any of the Expenses advanced in connection with the investigation, defense or appeal of such Proceeding.

(b)    Indemnitee shall have the right to advancement by the Company prior to the final disposition of any Proceeding of any and all Expenses relating to, arising out of or resulting from any Proceeding paid or incurred by Indemnitee or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee.

(c)    Subject to the provisions of Section 3(f), notwithstanding a determination by a Reviewing Party or a court that Indemnitee is not entitled to indemnification with respect to a specific Proceeding, Indemnitee shall have the right to apply to the Court of Chancery of Delaware for the purpose of enforcing Indemnitee’s right to indemnification pursuant to this Agreement.

(d)    Subject to the provisions of Section 3(h), the Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with any Proceeding under Sections 6(b) or 6(c) and against all Expenses incurred by Indemnitee in connection with any other Proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of Indemnitee in any such Proceeding were frivolous or made in bad faith.

(e)    The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder except as set forth in Section 9 hereof.

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(f)    Nonexclusivity. The indemnification and the payment of Expense advances provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification and the payment or advancement of Expenses provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

(g)    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company's Certificate of Incorporation, Bylaws or otherwise) of the amounts otherwise payable hereunder.

(h)    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Proceeding, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

7.    Certificate of Incorporation and By-Laws. The Company agrees that the Company’s Certificate of Incorporation and By-laws in effect on the date hereof shall not be amended to reduce, limit, hinder or delay (a) the rights of Indemnitee granted hereby, or (b) the ability of the Company to indemnify Indemnitee as required hereby. The Company further agrees that it shall exercise the powers granted to it under its Certificate of Incorporation, its By-laws and by applicable law to indemnify Indemnitee to the fullest extent possible as required hereby.

8.    Witness Expenses. The Company agrees to compensate Indemnitee for the reasonable value of Indemnitee’s time spent, and to reimburse Indemnitee for all Expenses (including attorneys’ fees and travel costs) incurred by Indemnitee, in connection with being a witness, or if Indemnitee is threatened to be made a witness, with respect to any Proceeding, by reason of Indemnitee serving or having served as an Agent of the Company.

9.    Exceptions. Notwithstanding any other provision hereunder to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)    Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense (other than: (i) Proceedings under Sections 6(b) or 6(c); (ii) proceedings brought to establish or enforce a right to indemnification under this Agreement or the provisions of the Company’s Certificate of Incorporation or By-laws unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding were not made in good faith or were frivolous; or (iii) proceedings or claims instituted by Indemnitee with the approval by the Board); or

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(b)    Unauthorized Settlements. To indemnify Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding covered hereby without the prior written consent of the Company to such settlement, which consent will not be unreasonably withheld provided that the Company’s consent is not required if the Company is refusing to indemnify or advance Expenses to the Indemnitee.

10.    Non-exclusivity. This Agreement is not the exclusive arrangement between the Company and Indemnitee regarding the subject matter hereof and shall not diminish or affect any other rights which Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or By-laws, under other agreements, or otherwise.

11.    Continuation After Term; Binding Effect. Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting an Agent of the Company and the benefits hereof shall inure to the benefit of the heirs, executors and administrators of Indemnitee. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

12.    Interpretation of Agreement. This Agreement shall be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

13.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, provisions of the Agreement shall not in any way be affected or impaired thereby, and to the fullest extent possible, the provisions of this Agreement shall be construed or altered by the court so as to remain enforceable and to provide Indemnitee with as many of the benefits contemplated hereby as are permitted under law.

14.    Counterparts, Modification and Waiver. This Agreement may be signed in counterparts. This Agreement constitutes a separate agreement between the Company and Indemnitee and may be supplemented or amended as to Indemnitee only by a written instrument signed by the Company and Indemnitee, with such amendment binding only the Company and Indemnitee. All waivers must be in a written document signed by the party to be charged. No waiver of any of the provisions of this Agreement shall be implied by the conduct of the parties. A waiver of any right hereunder shall not constitute a waiver of any other right hereunder.

INDEMNIFICATION AGREEMENT: ______________

15.    Notices. All notices, demands, consents, requests, approvals and other communications required or permitted hereunder shall be in writing and shall be deemed to have been properly given if hand delivered (effective upon receipt or when refused), or if sent by a courier freight prepaid (effective upon receipt or when refused), in the case of the Company, at the addresses listed below, or to such other addresses as the parties may notify each other in writing.

To Company:	Waste Connections, Inc. 35 Iron Point Circle, Suite 200 Folsom, California 95630 Attention: President
To Indemnitee:	At the Indemnitee’s residence address and facsimile number on the records of the Company from time to time.

16.    Evidence of Coverage. Upon request by Indemnitee, the Company shall provide evidence of the liability insurance coverage required by this Agreement. The Company shall promptly notify Indemnitee of any change in the Company’s D&O Insurance coverage.

17.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

18.    Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

19.    No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

[Signatures appear on the following page.]

INDEMNIFICATION AGREEMENT: ______________

IN WITNESS WHEREOF, the parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

WASTE CONNECTIONS, INC. By: ________________________________ Ronald J. Mittelstaedt, President and Chief Executive Officer

INDEMNITEE: ______________________________________ Printed Name: ________________________________

INDEMNIFICATION AGREEMENT: ______________

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